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                                                                    EXHIBIT 10.9

                             SEPARATION AGREEMENT
                             --------------------

          THIS SEPARATION AGREEMENT (this "Agreement") is made as of September
                                           ---------
1, 2000, by and among Dade Behring Holdings, Inc., a Delaware corporation ("Holding"), and Steve Barnes ("Executive").
---------                       ---------

          Dade Behring Inc. (a wholly-owned subsidiary of Holding) and Executive are parties to (i) a certain Employment Agreement dated as of October 1, 1997 (the "Employment Agreement") and (ii) a certain Employment Agreement Addendum
      --------------------
dated as of October 1, 1997 (the "Addendum").
                                  --------

          Holding and Executive are parties to certain agreements (the "Executive Agreements"), pursuant to which (i) Holding granted Executive stock
---------------------
options to purchase the number and type of shares of capital stock of Holding as indicated on Exhibit A attached hereto (collectively, the "Options") and (ii)
             ---------                                     -------
Executive purchased (whether by exercise of the Options or otherwise) the number and type of shares of capital stock of Holding as indicated on Exhibit A
                                                               ---------
attached hereto (collectively, the "Shares"), in each case, which are subject to
                                    ------
certain stock option plans of Holding (the "Plans").
                                            -----

          Executive desires to resign all officer positions in and employment by Holding and its subsidiaries and Holding and its subsidiaries desire to accept such resignations.

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1.   Resignation. Effective as of September 1, 2000, Executive hereby
               -----------
resigns all officer positions in and employment by Holding and its subsidiaries. Upon the request of Holding, Executive shall execute and deliver any additional documents necessary to evidence such resignations.

          2.   Board. Executive, in his capacity as President and Chief
               -----
Executive Officer of Holding, currently serves as a member of the board of directors of Holding and one or more of its subsidiaries. Effective as of September 1, 2000, Executive shall no longer serve as a member of any such board of directors in such capacity. However, Executive shall remain as member of the board of directors of Holding, but in the capacity of a Bain Director (as defined in the Amended and Restated Stockholders Agreement dated as of April 14, 1999, as amended from time to time ("Stockholders Agreement")), subject to
                                     ----------------------
removal by the Bain Holders (as defined in the Stockholders Agreement) in accordance with the terms of the Stockholders Agreement.

          3.   Base Salary, Benefits and Bonus. Holding shall continue to pay
               -------------------------------
Executive (i) Executive's base salary in regular installments in accordance with Holding's general payroll practices through December 31, 2000, (ii) the package of employee benefits currently available to Executive under the Employment Agreement through December 31, 2000 and (iii) a bonus equal to
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the bonus Executive would had received had he remained employed through December
31, 2000 (the amount to be determined by the board of directors of Holding in good faith) (payable in accordance with normal Company policy). All amounts payable pursuant to this Section 3 shall be payable at such times as such amounts would have been payable had Executive not resigned and which shall be subject to withholding and any other applicable taxes. Except as set forth in this Agreement, Executive agrees that he is not entitled to any other salary, bonus, severance, benefit or expectation of remuneration from Holding or its subsidiaries.

          4.   Options.
               -------

          (a) Notwithstanding any provision to the contrary contained in this Agreement, the Executive Agreements or any Plan, each of the parties to this Agreement agree that the Options indicated as unvested Options on Exhibit A
                                                                  ---------
attached hereto are hereby cancelled.

          (b) Pursuant to the Executive Agreements and the Plans, following any termination of the employment of Executive, (i) any vested Options which are not exercised automatically expire and (ii) the Company has the right to repurchase all of Executive's securities. Notwithstanding any provision to the contrary contained in this Agreement, the Executive Agreements or any Plan, each of the parties to this Agreement agree that (i) the Options indicated as vested Options on Exhibit A attached hereto shall not expire as a result of not being exercised
   ---------
following Executive's resignation and will remain outstanding in accordance with their terms (i.e., as if Executive had not resigned) and (ii) Holding will not exercise any repurchase right it is entitled to under the Executive Agreements or the Plans with respect to the securities in connection with Executive's resignation.

          5.   Conflict of Interest, Confidentiality, Non-Competition and
               ----------------------------------------------------------
Intellectual Property Rights. Executive acknowledges and reaffirms his
----------------------------
obligations under the Addendum and agrees that he will continue to be bound by the terms and conditions of such Addendum, including the Conflict of Interest, Confidentiality, Non-Competition and Intellectual Property Rights provisions thereof (it being understood for purposes of the Addendum, the date of termination shall be deemed to have occurred as of January 1, 2001).

          6.   Notices. Any notice provided for in this Agreement must be in
               -------
writing and must be either personally delivered, or mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

          To Holding:
          ----------

          Dade Behring Holdings, Inc.
          1717 Deerfield Road
          Deerfield, Illinois 60015
          Attention: President

                                      -2-
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          With a copy to:
          --------------

          Bain Capital, Inc.
          Two Copley Place
          Boston, Massachusetts 02116
          Attention: John P. Connaughton

          and:
          ---

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attention: Matthew E. Steinmetz

          To Executive:
          ------------

          Steve Barnes
          1 Jackson Circle
          Franklin, Massachusetts 02038

or such other address or to the attention or such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent, or, if mailed, five days after deposit in the U.S. mail.

          7.   General Provisions.
               ------------------

          (a)  Severability. Whenever possible, each provision of this Agreement
               ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (b)  Complete Agreement. This Agreement, those documents expressly
               ------------------
referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (c)  No Strict Construction. The language used in this Agreement shall
               ----------------------
be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

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          (d)  Counterparts. This Agreement may be executed in separate
               ------------
counterparts, any one of which may be by facsimile and each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (e)  Successors and Assigns. This Agreement is intended to bind and
               ----------------------
inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

          (f)  Choice of Law. All issues and questions concerning the
               -------------
construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          (g)  Amendment and Waiver. The provisions of this Agreement may be
               --------------------
amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

                 *          *          *          *          *

                                      -4-
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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                 /s/ Steve Barnes
                              ------------------------------------
                              STEVE BARNES



                              DADE BEHRING HOLDINGS, INC.

                              By: /s/ Stephen Pagliuca
                                  --------------------------------


                              Its: _______________________________
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                                                                       Exhibit A
                                                                       ---------

               Executive Equity Summary as of December 31, 2000
               ------------------------------------------------

Options

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 Date of Grant                               October 1, 1997  July 1, 1999
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 Number of Common A Shares Vested                 450,160        90,000
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 Number Of Common A Shares Unvested                     0       210,000
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 TOTAL NUMBER GRANTED                             450,160       300,000
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